UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2022

Mobile Global Esports Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41458	86-2684455
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Post Road East, 2nd Floor
Westport, CT 06880
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (475) 666-8401

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	MGAM	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 20, 2022, Mobile Global Esports Inc. (the “Company”) entered into a Securities Purchase Agreement (the “SPA”) with an institutional and accredited investor (the “Investor”) providing for the issuance and sale by the Company to the Investor in a private placement of an aggregate of (i) 1,886,793 shares (the “Shares”) of the Company’s common stock (“Common Stock”), and (ii) warrants (the “Warrants”) to purchase an aggregate of 1,886,793 shares (the “Warrant Shares”) of Common Stock, at a combined purchase price of $2.65 per Share and related Warrant (the “Private Placement”). The closing occurred on September 23, 2022. The aggregate gross proceeds to the Company were approximately $5.0 million, before deducting the placement agent’s fees and expenses and other offering expenses payable by the Company. The Company intends to use the net proceeds to develop championship esports events in India and its game platform.

The Warrants (i) have an exercise price of $2.90 per share, (ii) are exercisable immediately, (iii) are exercisable for five years from the effective date of the registration statement described below, and (iv) have a provision preventing the exercise thereof if, as a result of such exercise, the holder, together with its affiliates and any other persons whose beneficial ownership of Common Stock would be aggregated with the holder, would be deemed to beneficially own more than 4.99% of the Common Stock (the “Ownership Limitation”) immediately after giving effect to such exercise. The holder, upon notice to the Company, may increase or decrease the Ownership Limitation; provided that (a) the Ownership Limitation may be increased only to a maximum of 9.99% of the Common Stock; and (b) any increase in the Ownership Limitation will not become effective until the 61st day after delivery of such notice. The exercise price of the Warrants and number of shares of the Common Stock into which the Warrants are exercisable are subject to adjustment, including for stock subdivisions or combinations.

On September 20, 2022, the Company also entered into a registration rights agreement with the Investor (the “Registration Rights Agreement”), under which the Company will be obligated, subject to certain conditions, to file with the Securities and Exchange Commission (the “SEC”) within 30 days after September 20, 2022 one or more registration statements (any such registration statement, a “Resale Registration Statement”) to register the Shares and the Warrant Shares for resale under the Securities Act of 1933, as amended (the “Securities Act”). The Company’s failure to satisfy certain filing and effectiveness deadlines with respect to a Resale Registration Statement and certain other requirements in the Registration Rights Agreement may subject the Company to payment of monetary penalties.

Pursuant to an engagement agreement (the “Engagement Agreement”) dated September 20, 2022 between the Company and WestPark Capital, Inc. (the “Placement Agent”), the Company agreed to (i) pay the Placement Agent a cash fee equal to 9.0% of the aggregate capital raised by the Company in the Private Placement, (ii) reimburse the Placement Agent for $75,000 of its legal expenses, and (iii) issue the Placement Agent (or its designees) a warrant to purchase 339,623 shares of common stock (the “Placement Agent Warrant”) with an exercise price of $2.915 per share. The Placement Agent Warrant was issued in connection with the closing of the Private Placement and has the same terms as the Warrants, except its exercise price. The Engagement Agreement includes indemnity and other customary provisions for engagements of this nature.

The SPA contains certain restrictions on the Company’s ability to conduct sales of its equity securities. In particular, subject to certain customary exemptions, from September 20, 2022 until 90 days after the date the initial Resale Registration Statement is declared effective by the SEC (such date, the “Effective Date”), the Company shall not (i) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or securities convertible, exercisable or exchangeable for Common Stock or (ii) file any registration statement other than as contemplated by the Registration Rights Agreement. The SPA also prohibits the Company from (a) entering into or effecting a Variable Rate Transaction (as defined in the SPA) until the one year anniversary of the Effective Date, and (b) undertaking a reverse or forward stock split or reclassification of the Common Stock without the prior written consent of the Investor until the 180 day anniversary of the Effective Date.

The issuance and sale of the Shares, Warrants and Warrant Shares (collectively, the “Securities”) was not, and were not upon issuance, registered under the Securities Act. The Securities were issued and sold in reliance upon an exemption from registration afforded by Section 4(a)(2) of the Securities Act and Rule 506(b) promulgated under Securities Act. This report is not and shall not be deemed to be an offer to sell or the solicitation of an offer to buy any of the Securities.

In connection with the Private Placement, the Company’s directors, officers and 10% stockholders entered into a lock-up agreement pursuant to which such parties, among other things, agreed not to offer or sell any shares of Common Stock or securities convertible, exercisable or exchangeable for Common Stock until 90 days after the Effective Date.

The foregoing summary of the SPA, the Warrants, the Registration Rights Agreement, the Engagement Agreement and the Placement Agent Warrant does not purport to be complete and is qualified in its entirety by reference to the copies of such documents, which are filed as exhibits to this report and are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure in Item 1.01 above is incorporated by reference into this Item 3.02.

Item 8.01 Other Events.

On September 21, 2022, the Company issued a press release announcing the pricing of the Private Placement, a copy of which is attached as an exhibit to this report and is incorporated by reference herein.

On September 23, 2022, the Company issued a press release announcing the closing of the Private Placement, a copy of which is attached as an exhibit to this report and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
4.1	Form of Warrant issued pursuant to the Securities Purchase Agreement dated September 20, 2022, between the registrant and an institutional and accredited investor.
4.2	Form of Warrant issued to WestPark Capital, Inc. pursuant to the Engagement Agreement dated September 20, 2022 between the registrant and WestPark Capital, Inc.
10.1	Form of Securities Purchase Agreement dated September 20, 2022, between the registrant and an institutional and accredited investor.
10.2	Form of Registration Rights Agreement dated September 20, 2022, between the registrant and an institutional and accredited investor.
10.3	Engagement Agreement dated September 20, 2022 between the registrant and WestPark Capital, Inc.
99.1	Press Release issued by the registrant on September 21, 2022.
99.2	Press Release issued by the registrant on September 23, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mobile Global Esports Inc.

Date: September 23, 2022	By:	/s/ David Pross
	Name:	David Pross
	Title:	Chief Executive Officer